                              CELLPRO, INCORPORATED
                                 Balance Sheets
                     January 31, 1999 and December 31, 1998
                                    UNAUDITED


                                     ASSETS

                                                               JAN 31, 1999     DEC 31, 1998
Current Assets:
   Cash and Cash Equivalents                                    16,510,916       11,873,112
   Marketable Securities-VIMRx                                   3,000,000
   Accounts Receivable-Trade                                       129,563          668,266
   Accounts Receivable-Other                                         4,460           25,152
   Prepaids and Other                                              555,589          704,556
   Intercompany Receivable                                         459,848          434,304
                                                              ------------     ------------
           Total Current Assets                                 20,660,376       13,705,390
                                                              ------------     ------------

Property and Equipment                                             525,669        5,300,000
Investments in Subsidiaries                                      2,400,093        2,400,093
                                                              ------------     ------------

Total Assets                                                    23,586,138       21,405,483
                                                              ============     ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Prepetition Debt                                             12,160,064       12,161,109
   Post Petition Liabilities:
   Accounts Payable                                                 (2,533)          22,153
   Accrued Liabilities                                             407,456          908,796
                                                              ------------     ------------
           Total Current Liabilities                            12,564,987       13,092,058
                                                              ------------     ------------
Stockholders' Equity:
   Common Stock                                                     14,634           14,634
   Additional Paid-In Capital                                  169,908,483      169,908,483
   Accumulated Deficit                                        (158,901,966)    (161,609,692)
                                                              ------------     ------------
           Total Stockholders' Equity                           11,021,151        8,313,425
                                                              ------------     ------------
Total Liabilities & Stockholders' Equity                        23,586,138       21,405,483
                                                              ============     ============

See accompanying notes to financial information.

                              CellPro, Incorporated
                            Statements of Operations
               Months Ended January 31, 1999 and December 31, 1998
                                    UNAUDITED



                                        JAN 31, 1999     DEC 31, 1998

   Net Sales                                25,000      1,972,832
   Cost of Sales                           (24,791)      (830,763)
   Royalty Costs                              (500)       (92,294)
                                        ----------     ----------
   Gross Profit-Product                       (291)     1,049,775
                                        ----------     ----------

   Revenue-Contract                          2,960
   Selling, General & Administrative      (411,145)      (829,010)
                                        ----------     ----------
   Income (loss) from operations          (408,476)       220,765
                                        ----------     ----------

Other Income (Expense):
   Interest Income                          63,901         78,254
   Other, net                            3,052,302     (8,411,876)
                                        ----------     ----------
                                         3,116,203     (8,333,622)
                                        ----------     ----------
   Net Income (Loss)                     2,707,727     (8,112,857)
                                        ==========     ==========


See accompanying notes to financial information.

NOTES TO FINANCIAL INFORMATION


1. REORGANIZATION AND BASIS OF PRESENTATION - The accompanying financial statements are unaudited and do not comply with generally accepted accounting principles. The accompanying financial statements do not include all adjustments to the carrying values of assets and liabilities which may result from their ultimate liquidation. Additionally, significant estimates were used in the preparation of the financial statements and actual results may vary significantly from these estimates. Operating results for the periods presented are not indicative of the results that may be expected for future periods.

      On October 28, 1998, (the "Petition Date"), the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code ("Chapter 11") in the United States Bankruptcy Court for the Western District of Washington, Seattle Division. Management expects to file a liquidating plan of reorganization in due course.

      Since the Petition Date the Company has continued in possession of its properties and, as Debtor-in-Possession, is authorized to operate and manage its businesses and enter into all transactions (including obtaining services, inventories and supplies) that it could have entered into in the ordinary course of business without approval of the Bankruptcy Court.

2. PRINCIPLES OF CONSOLIDATION - The financial statements include the accounts of CellPro, Incorporated (the "Company") but do not include the accounts of its wholly owned foreign subsidiaries. Accordingly, intercompany transactions and balances have not been eliminated.

3. MARKETABLE SECURITIES - Marketable securities is comprised of 1,882,215 shares of VIMRx Pharmaceuticals, Inc. ("VIMRx") common stock. This stock has been valued based on the pricing formula included in the Asset Purchase Agreement discussed below. There can be no assurance that the Company will ultimately realize $3 million from the conversion of this asset to cash.

4. TRADE RECEIVABLES - Trade receivables include amounts due from domestic and international customers. The ultimate amount of bad debts cannot be accurately estimated at this time. In light of the Company's Chapter 11 proceedings, the ultimate amount of bad debts is likely to exceed the amount of established reserves.

5. INTERCOMPANY RECEIVABLE - The intercompany receivable represents amounts due from the Company's European subsidiaries. The Company does not expect to collect any of this receivable.

6. PROPERTY AND EQUIPMENT - The balance in property and equipment reflects the Company's estimate of liquidation value of assets which remain to be sold on the dates presented. The difference between depreciated cost and estimated liquidation value was charged to other expense in December 1998. There can be no assurance that the remaining assets will yield the amount estimated.

7. INVESTMENT IN SUBSIDIARIES - Investment in subsidiaries reflects the amounts contributed to the Company's foreign subsidiaries. The Company does not expect any return of this investment.

8. PATENT LITIGATION - On September 28, 1998, the Company entered into a Settlement Agreement with The Johns Hopkins University, Becton Dickinson and Company and Baxter Healthcare Corporation to settle and compromise all pending and potential disputes and differences between them related to the civil actions then pending in the United States District Court for the District of Delaware captioned Johns Hopkins University et.al. v. CellPro, Civil Action-No. 94-105-RRM, and CellPro v. The Johns Hopkins University et.al., Civil Action-No. 94-244-RRM. The Settlement Agreement provides, among other things, for payments by the Company aggregating approximately $15.7 million in exchange for the plaintiffs' settlement and compromise of all claims relating to this litigation. On October 5, 1998, in partial satisfaction of the Company's obligations under the Settlement Agreement, plaintiffs' drew down a $9.0 million bond issued in their favor by Insurance Company of North America and cash collateralized by the Company.

9. SECURITIES LITIGATION - A memorandum of understanding has been entered into in respect of the action entitled Oxford Systems, Inc. et.al. v. CellPro, Inc. et.al., Case No. 98-298Z, pending in the United States District Court for the Western District of Washington. Pursuant to such understanding, the parties to the litigation have agreed to execute a Stipulation of Settlement providing, among other things and subject to Bankruptcy Court approval, for an agreed cash payment to be made by the defendants' insurance carrier, and a non-cash payment to be made by the Company of $2.0 million worth (valued as of the date of transfer to the Company by NTI (defined below in Note 11)) of the common stock paid in consideration for the sale and transfer of the assets conveyed pursuant to the Asset Purchase Agreement more fully discussed below, but only in the event such sale and transfer is made in exchange for $3.0 million of stock paid by the purchaser.

      In addition, the parties to that certain action entitled Florida State Board of Administration v. CellPro, Inc., et.al., Case No. C98-968R, pending in the United States District Court for the Western District of Washington have agreed, subject to Bankruptcy Court approval, to fully and finally settle the above captioned litigation in exchange for a $175,000 payment from the Company.

10. DISTRIBUTION AGREEMENT - On October 28, 1998, the Company and Baxter Healthcare Corporation ("Baxter") executed and delivered a Distribution Agreement providing for the appointment of Baxter during the term of the Distribution Agreement as the exclusive worldwide distributor of disposable kits and antibody for use with the Company's CEPRATE(R)SC System. Pursuant to the Distribution Agreement, Baxter was obligated to purchase from the Company, and the Company was obligated to sell to Baxter, 800 disposable kits for use with the CEPRATE(R)System for a purchase price of $4,084.27 per kit. To the extent available, Baxter could also purchase from the Company additional vials of antibody for use with the CEPRATE(R)SC System for a purchase price of $945 per vial. Baxter had an option to purchase up to an additional 800 disposable kits (and additional antibody) on the same terms and conditions as the initial 800 kits (and additional antibody). Baxter has informed the Company that they do not wish to purchase additional disposable kits.

      The Company completed its manufacturing responsibilities under the Distribution Agreement in December 1998. The Distribution Agreement also requires that CellPro satisfy, and use reasonable efforts to retain the employees reasonably necessary for fulfillment of, the Company's technical support and equipment service and regulatory reporting and compliance responsibilities until the earlier to occur of the date (i) that is one year from the closing of the sale of the assets subject to the Purchase Agreement or (ii) of final liquidation of substantially all the Company's assets. As of January 29, 1999 the Company has liquidated substantially all of its assets.

11. ASSET PURCHASE AGREEMENT - On October 28, 1998 the Company entered into an Asset Purchase Agreement with Nexell Therapeutics, Inc. ("NTI") to sell, subject to overbid and approval of the Bankruptcy Court, all of its intellectual property and certain related tangible and intangible assets. In exchange, NTI agreed to transfer to the Company shares of registered common stock of VIMRx Pharmaceuticals, Inc. with a value of $3.0 million. This transaction closed on January 29, 1999. The Company received 1,882,215 shares of VIMRx common stock. The number of shares issued was calculated based on the average of the closing prices for such stock on the 15 trading days ending three business days prior to closing the sale. For 180 days after such closing, the shares will be subject to certain trading restrictions limiting the number of shares that the Company may sell into the public market on any day. The Company intends to monetize certain of the shares, and to otherwise exchange certain of the shares in satisfaction of outstanding liabilities of the Company.

12. LEASE TERMINATION AGREEMENT - On October 28, 1998 the Company entered into a Lease Termination Agreement with CarrAmerica Realty Corporation. Pursuant to such Lease Termination Agreement the Company agreed, subject to approval of the Bankruptcy Court, in exchange for a $4.0 million cash payment to the Company by CarrAmerica, to terminate its leasehold interests in its two

      U.S. facilities on agreed dates, and to surrender to CarrAmerica tenant improvements and certain equipment installed on such premises. The Lease Termination Agreement was approved by the Bankruptcy Court on December 16, 1998. The Company received $3,950,000 of the proceeds from the Lease Termination Agreement in January 1999. The remaining $50,000 is payable upon removal of any hazardous materials from the premises. Such hazardous materials have been removed and the Company is awaiting payment.

13. LIQUIDATION OF OTHER ASSETS - The Company is currently pursuing the sale of all of its furniture, equipment and other assets not subject to the Asset Purchase Agreement, the Lease Termination Agreement and which otherwise have not been sold as of January 31, 1999. The Company has ceased all international operations and is also in the process of liquidating the assets associated with such operations.

14. EMPLOYEE OBLIGATIONS - The Company has remaining commitments under the court-approved retention pay program totaling approximately $700,000. The Company recognizes expenses associated with such program when amounts become payable thereunder.

15. DISPUTED CLAIMS - The Company has received approximately $200,000 in claims which are currently disputed and which have not been reflected in liabilities. The Company anticipates that claims related to its rejection of certain executory contracts will be made against the Company and that the amount of such claims may be material but cannot be currently estimated.

INVESTMENT CONSIDERATIONS

The Company desires to take advantage of certain provisions of the Private Securities Litigation Reform Act of 1995, enacted in December 1995 (the "Reform Act") that provided a "safe harbor" for forward-looking statements made by or on behalf of the Company. The Company hereby cautions stockholders, prospective investors in the Company and other readers that certain important factors in some cases have affected, and in the future could affect, the Company's stock price or cause the Company's actual results for the fiscal year ending March 31, 1999, to differ materially from those expressed in any forward-looking statements, oral or written, made by or on behalf of the Company. Stockholders, prospective investors and other readers should note that the Company intends to file a liquidating plan of reorganization in connection with its filing for protection under Chapter 11 of the Bankruptcy Code. This plan may have the effect of compromising creditor claims in the event liquidation proceeds are insufficient to pay creditors in full, which would likely result in a total loss of any shareholder investment. A more extensive discussion of investment considerations is set forth in the Company's Annual Report on Form 10-K for the year ended March 31, 1998 in the section titled "Investment Considerations." Particular attention should be given to the Investment Considerations labeled "Legal Proceedings," "Patents and Proprietary Technology," "Future Capital Needs; Potential Inability to Access Capital Markets; Possible Insolvency" and "Dependence on CEPRATE(R) SC System" in CellPro's annual report.